SECOND SUPPLEMENTAL INDENTURE, dated as of October 1, 1996 between
MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Company"), and Summit Bank f/k/a United Jersey Bank, as Trustee (the "Trustee") under that certain Indenture dated as of July 6, 1992 as supplemented by Supplemental Indenture dated as of September 30, 1994 (as so supplemented, the "Indenture").

                             W I T N E S S E T H:

      WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture providing for the issuance of the Company's 11-1/8% Senior Secured Notes Due 1999 (the "Senior Secured Notes"); and

      WHEREAS, Section 9.02 of the Indenture authorizes the Company and the Trustee, with the consent of at least a majority in aggregate principal amount of the Senior Secured Notes then Outstanding, to amend the Indenture, the Security Documents or the Senior Secured Notes and to execute a Supplemental Indenture in connection therewith, to make certain changes; and

      WHEREAS, all acts and proceedings required by law and by the Indenture to constitute this Supplemental Indenture a valid and binding agreement for the uses and purposes herein as set forth, in accordance with its terms, have been done and taken, and the execution and delivery of this Second Supplemental Indenture have been in all respects duly authorized by the Company.

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, each party hereto covenants and agrees with the other party, for the equal and proportionate benefit of all present and future Noteholders, as follows:

            1. The Indenture is hereby amended by deleting the following Sections in their entirety:

            (a)   4.03

            (b)   4.04

            (c)   4.05

            (d)   4.09

            (e)   4.10

            (f)   4.14


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            (g)   4.15

            (h)   4.18

            2. The definition of "Permitted Liens" is hereby amended by adding two new clauses (xii) and (xiii) at the end of such definition as follows:

            "and (xii) Liens on any assets which are not subject to the Liens of the Trustee for the benefit of the Noteholders, and (xiii) Liens on assets subject to the Liens of the Trustee for the benefit of Noteholders, but which are expressly subordinate in priority to such Liens in favor of the Trustee created under this Indenture."

            3. Section 2.09 of the Indenture is hereby amended by deleting such Section in its entirety and replacing it with the following:

      "Section 2.09.  Outstanding Senior Secured Notes.

            Senior Secured Notes outstanding at any time are all Senior Secured Notes that have been authenticated by the Trustee, except for those cancelled or deemed cancelled pursuant to Section 2.12(b) hereof by the Trustee, those delivered to it for cancellation and those described in this Section as not outstanding. A Senior Secured Note does not cease to be outstanding because the Company or one of its Affiliates holds the Senior Secured Note.

            If a Senior Secured Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Secured Note is held by a bona fide purchaser.

            If the Paying Agent (other than the Company or a Subsidiary of the Company) holds, on a redemption date or the Maturity Date, money sufficient to pay all accrued interest and principal with respect to such Senior Secured Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Senior Secured Notes cease to be outstanding and interest on them cease to accrue."

            4. Section 2.12 of the Indenture is hereby amended by designating the existing text as subsection "(a)" and adding a new subsection (b) as follows:

            "(b) In the event that the Company deposits trust monies with the Trustee pursuant to Section 8.01(a)(ii) hereof and the Company or an Affiliate of the Company


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

            holds Senior Secured Notes for which no such deposit is being made, all such Senior Secured Notes held by the Company or its Affiliate shall be deemed cancelled by the Trustee pursuant to this Section
            2.12 effective immediately prior to the Trustee's receipt of such deposit, regardless of whether such Senior Secured Notes have been delivered to the Trustee in accordance with Section 2.12(a)."

            5. Section 4.13(b) is hereby amended by deleting such Section and replacing it with the following:

            "(b) requires, prior to the payment in full or defeasance of the Senior Secured Notes, that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than the Indebtedness represented by the Senior Secured Notes."

            6. Section 4.17 is hereby amended by adding the following sentence to the end of such Section:

            "Notwithstanding anything to the contrary contained herein, the Company and its subsidiaries and Affiliates may grant Liens on any assets which are not subject to the Liens of the Trustee for the benefit of the Noteholders."

            7. Section 5.01 of the Indenture is hereby amended by deleting Subsection 5.01(ii) in its entirety and renumbering existing Subsection 5.01(iii) as 5.01(ii).

            8. Section 8.01 of the Indenture is hereby amended by deleting such
Section in its entirety and by replacing such Section with the following:

      "SECTION 8.01.  Termination of Obligations.

            The Company may terminate its obligations under the Senior Secured Notes and this Indenture, except those obligations referred to in the immediately succeeding paragraph, if:

            (a) (i) all Senior Secured Notes previously authenticated and delivered (other than destroyed, lost or stolen Senior Secured Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or have been deemed cancelled pursuant to Section 2.12(b) hereof or monies sufficient for the payment of Senior Secured Notes which are due and payable but have not been surrendered for payment shall have been deposited with the Trustee or Paying Agent and the Company has paid all sums payable by it hereunder; or


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

            (ii) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or the Paying Agent, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders (other than the Company or any Affiliates of the Company) for that purpose, money or direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of American for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations"), maturing as to principal and interest in such amounts and at such times as are sufficient, without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Senior Secured Notes held by Holders other than the Company or any Affiliate to maturity or redemption, as the case may be, as certified by the Company in an Officers' Certificate; provided that the Trustee shall have been irrevocably instructed pursuant to such Officers' Certificate to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Senior Secured Notes held by Holders other than the Company or any Affiliate of the Company; and provided, further, that the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the passage of 124 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

            (b) the Company pays or causes to be paid all other sums then payable by the Company hereunder; or

            (c) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to this satisfaction and discharge of this Indenture have been complied with;

      provided, however, that no deposit under 8.01(a)(ii) shall be effective to terminate the obligations of the Company under the Senior Secured Notes or this Indenture prior to 124 days following such deposit.

            Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.13, 4.02, 7.07, 7.08, 8.03 and
      8.04 shall survive until the Senior Secured Notes are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive.


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

            After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Senior Secured Notes and this Indenture except for those surviving obligations specified above.

            The Company will pay any taxes or other expenses incurred by any trust created pursuant to this Article 8."

            9. Section 8.02 of the Indenture is hereby amended by deleting such
Section in its entirety and replacing such Section with the following:

      "SECTION 8.02.  Application of Trust Money

            "The Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Senior Secured Notes; provided, however, that notwithstanding to anything the contrary contained herein the Trustee shall have no obligation to make payments of principal and interest under this Indenture for Senior Secured Notes held by the Company or its Affiliates for which no deposit was made under Section 8.01 hereof. The Trustee shall be under no obligation to invest said money or U.S. Government Obligations except as it may agree with the Company."

            10. Except as expressly amended, the Indenture and the Senior Secured Notes issued thereunder are in all respects ratified and confirmed and all the terms, conditions and provisions shall remain in full force and effect. Capitalized terms used herein but not defined shall have the meanings given to such terms in the Indenture.

            11. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Note heretofore or hereafter authenticated and delivered shall be bound hereby.

            12. This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts together constitute one and the same instrument. All capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Original Indenture, the Senior Secured Notes or the Security Documents as applicable.

            13. This Second Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New Jersey.


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      IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, and their respective seals to be hereunto affixed and attested, all as of the day and year first above written.

[Corporate Seal]                    MEDIQ/PRN Life Support Services, Inc.


                                    By  /s/ Jay M. Kaplan
                                      -------------------------------

                                    Attest: /s/ Alan Einhorn
                                           --------------------------

[Corporate Seal]                    Summit Bank f/k/a United Jersey Bank,
                                      as Trustee


                                    By  /s/ Donna J. Flanagan
                                      -------------------------------

                                    Attest:__________________________


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